        As filed with the Securities and Exchange Commission on February 1, 2000
                                                 Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)
                            ______________________



           Delaware                                          94-3238130
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)



                             4100 E. Third Avenue
                            Foster City, CA  94404
  (Address, including zip code, of Registrant's principal executive offices)
                            ______________________

                      1998 Nonstatutory Stock Option Plan
                           (Full title of the plan)

                            ______________________

                                TIMOTHY STEVENS
               Vice President of Corporate and Legal Affairs and
                                General Counsel
                             4100 E. Third Avenue
                            Foster City, CA  94404
                                (650) 653-2800
(Name, address, and telephone number, including area code, of agent for service)
                            ______________________

                                  Copies to:
                            DOUGLAS H. COLLOM, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
                            ______________________


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                              Proposed Maximum        Proposed Maximum
   Title of Each Class of Securities         Amount to be      Offering  Price       Aggregate Offering         Amount of
            to be Registered                  Registered          Per Share                 Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value, to
be issued under the 1998 Nonstatutory Stock
Option Plan.................................. 1,500,000 shares     $ 102.94(1)         $154,410,000(1)             $40,765
===================================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on January 28, 2000.

================================================================================

PART II:    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

        Inktomi Corporation hereby incorporates by reference in this registration statement the following documents:

        1. Inktomi's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

        2. Inktomi's Current Report on Form 8-K dated December 3, 1999 relating to Inktomi's stock split;

        3. Inktomi's Current Report on Form 8-K dated October 15, 1999, as amended November 5, 1999, relating to the acquisition of WebSpective Software, Inc.;

        4. The description of Inktomi's common stock contained in its Registration Statement on Form 8-A as filed with the SEC on May 22, 1998.

        All documents subsequently filed by Inktomi pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities
            -------------------------

        Not applicable.

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

        The validity of the shares of common stock offered hereby has been passed upon for Inktomi by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, attorneys who are members of or are employed by Wilson Sonsini Goodrich & Rosati and participating in matters on behalf of Inktomi relating to this Registration Statement, beneficially own an aggregate of 8,470 shares of Inktomi's Common Stock.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article X of Inktomi's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

        Article VI of Inktomi's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

     Inktomi has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Inktomi's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Inktomi pursuant to the foregoing provisions, Inktomi has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Inktomi in which indemnification is being sought, nor is Inktomi aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Inktomi.

Item 7.     Exemption From Registration Claimed
            -----------------------------------

            Not applicable.

Item 8.     Exhibits
            --------

        Exhibit
         Number                                 Documents
     ________________  ________________________________________________________

          4.1*         1998 Nonstatutory Stock Option Plan

          5.1 Opinion of counsel as to legality of securities being registered

         23.1          Consent of Counsel (contained in Exhibit 5.1)

         23.2          Consent of Independent Auditors

         24.1          Power of Attorney (see page II-5)
     ________________

     * Incorporated by reference from Exhibit 4.1 of Inktomi's Registration Statement on Form S-8 (no. 333-71037) filed with the Securities and Exchange Commission on January 22, 1999.

Item 9.     Undertakings
            ------------

     (a)    Rule 415 offering   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 31st day of January, 2000.

                                INKTOMI CORPORATION

                                By: /s/ JERRY M. KENNELLY
                                   ----------------------------------------
                                   Jerry M. Kennelly, Senior Vice President
                                   and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                              Date
_________________________________________   __________________________________________   _________________

/s/ DAVID C. PETERSCHMIDT                  President, Chief Executive Officer and         January 31, 2000
------------------------------------------
David C. Peterschmidt                      Chairman (Principal Executive Officer)

/s/ JERRY M. KENNELLY                      Senior Vice President and Chief Financial      January 31, 2000
------------------------------------------ Officer (Principal Financial and
Jerry M. Kennelly                          Accounting Officer)

/s/ ERIC A. BREWER                         Director                                       January 31, 2000
------------------------------------------
Eric A. Brewer

/s/ FRANK GILL                             Director                                       January 31, 2000
------------------------------------------
Frank Gill

/s/ FREDRIC W. HARMAN                      Director                                       January 31, 2000
------------------------------------------
Fredric W. Harman

/s/ JOHN A. PORTER                         Director                                       January 31, 2000
------------------------------------------
John A. Porter

/s/ ALAN F. SHUGART                        Director                                       January 31, 2000
------------------------------------------
Alan F. Shugart

                              INKTOMI CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


   Exhibit
   Number                             Documents
____________   ___________________________________________________________

    4.1*       1998 Nonstatutory Stock Option Plan

    5.1        Opinion of counsel as to legality of securities being registered

   23.1        Consent of Counsel (contained in Exhibit 5.1)

   23.2        Consent of Independent Auditors

   24.1        Power of Attorney (see page II-5)

____________

* Incorporated by reference from Exhibit 4.1 of Inktomi's Registration Statement on Form S-8 (no. 333-71037) filed with the Securities and Exchange Commission on January 22, 1999.